Exhibit 99.1


                      Press Release Dated November 21, 2006




                  Digital Recorders, Inc. Taps Rob R. Taylor to
                    Lead Company's North Carolina Operations

     DALLAS--(BUSINESS WIRE)--Nov. 21, 2006--Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today that Rob R. Taylor has been promoted to the position of Vice President, Chief Operating Officer of the Company's North Carolina Operations in Durham, N.C.

     Mr. Taylor joined the Company in February 2005 to assist in the development and marketing of video surveillance products and services for the transit industry as part of DRI's long-term business plans. He was named Vice President, Marketing of the Company's Digital Recorders division and TwinVision na, Inc. business unit in April 2006.

     "Rob's rise within our organization came about as a direct result of his hard work, dedication, and capabilities. His strong technology background will be essential to the development and marketing of new products. His understanding of manufacturing enterprises will serve us well in our ongoing efforts to increase revenues, reduce costs and expenses, and achieve profitability," David
L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

     ABOUT ROB R. TAYLOR

     Mr. Taylor, age 49, has more than 24 years' experience in the electronics industry and, most recently, in the digital video industry serving the broadcast, industrial, and transportation markets.

     Before joining DRI, Mr. Taylor served as Executive Vice President for Fast Forward Video, Inc., a privately held company in Irvine, Calif., where he was responsible for all sales and marketing activities from 2004 to 2005. Prior to Fast Forward Video, Inc., Mr. Taylor enjoyed a 14-year career with Irvine-based Toshiba America Electronic Components, Inc. While there, he served in various sales and marketing leadership roles, including Vice President, Sales for the Computing and Digital Consumer segments, as well as operational leadership roles, including Vice President, Discrete/Analog Business Unit.

     Mr. Taylor attended Lyndon State College in Lyndonville, Vt., and Anne Arundel Community College in Arnold, Md., where he studied Business Administration and Computer Programming. He is a member of the American Association of Senior Executives.

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, including without limitation, the potential positive effects of Mr. Taylor's efforts on behalf of the Company, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including, without limitation, risk that Mr. Taylor's efforts on behalf of the Company may not have the positive effects the Company anticipates, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

     MULTIMEDIA AVAILABLE:
     http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5279887


     CONTACT: Veronica B. Marks
              Manager, Corporate Communications
              Digital Recorders, Inc.
              Phone: (214) 378-4776
              Fax: (214) 378-8437
              E-Mail: veronicam@digrec.com